2017 AMENDMENT TO THE
HEWLETT-PACKARD COMPANY CASH ACCOUNT RESTORATION PLAN
Amended and restated as of January 1, 2005

The Hewlett-Packard Company Cash Account Restoration Plan, as amended and restated effective January 1, 2005, is hereby amended, to change the name of the Plan and reflect the name change and address change of the Plan sponsor as follows:

1.	Section 1.2 shall be amended to add the following to the end thereof, to read as follows:

“Effective on or about November 1, 2015, the Company’s name was changed to HP Inc. In connection with the corporate name change, effective November 1, 2015, the name of the Plan was changed to the HP Inc. Cash Account Pension Restoration Plan.”

2.	The last sentence of Section 5.2(B) shall be amended in its entirety to read as follows:

“All inquiries concerning benefits under the Plan shall be submitted to the Company and shall be addressed as follows: “HP Inc., Plan Administrator under the HP Inc. Cash Account Pension Restoration Plan, 1501 Page Mill Road, Palo Alto, CA 94304.”

3.	The first sentence of Section 5.6 shall be amended in its entirety to read as follows:

“A request for review must be made in writing and shall be addressed as follows: “Plan Administrator under the HP Inc. Cash Account Pension Restoration Plan, 1501 Page Mill Road, Palo Alto, CA 94304.”

4.	Section 9.4 shall be amended in its entirety to read as follows:

“9.4    Company. HP Inc., a Delaware corporation, and any successor thereto.”

5.	Section 9.16 shall be amended in its entirety to read as follows:

“9.16    Plan. This HP Inc. Cash Account Pension Restoration Plan, as set forth in this document, and as amended from time to time hereafter.”

6.	Section 9.19 shall be amended in its entirety to read as follows:

“9.19    Qualified Plan. The HP Inc. Cash Account Pension Plan, as amended from time to time.”

This 2017 Amendment to the Hewlett-Packard Company Cash Account Restoration Plan is hereby adopted this _____day of January, 2017.

HP INC.

By /s/ Tracy Keogh
Tracy Keogh
Chief Human Resources Officer